Filed in the Office of	Business Number C24805-2004
Barbara K. Cegavske (signature)	Filing Number 20211487063
Secretary of State State Of Nevada	Filed On 5/26/2021 9:59:00 AM
	Number of Pages 4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: SPORTS POUCH BEVERAGE COMPANY, INC. Entity or Nevada Business Identification Number (NVID): C24805-2004
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6)	Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	X Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 64.88%
	Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: × The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. × Other. The articles have been amended as follows: (provide article numbers, if available) ARTICLE I AND ARTICLE IV (attach additional page(s) if necessary)
6. Signature: (Required)	X /s/ Mary Louise Arvizu — President Signature of Officer or Authorized Signer — Title X /s/ Steve Truong — Vice President/Secretary Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Number of additional pages attached herewith: two (02).

This form must be accompanied by appropriate fees.

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
SPORTS POUCH BEVERAGE COMPANY, INC.

ENTITY NUMBER: C24805-2004

Pursuant to the provisions of the Nevada Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the Corporation is SPORTS POUCH BEVERAGE COMPANY, INC.

2. The following amendments were adopted by the directors and a majority of the shareholders of the Corporation by written consents of the Board of Directors and Majority Shareholders, in the manner prescribed by the Nevada Corporation Act:

ARTICLE I is deleted in its entirety and replaced with the following:

The name of the Corporation is **GLINK ARTS GLOBAL GROUP, INC.**

ARTICLE IV is amended by the addition of the following provisions:

Effective June 25, 2021 (the "Effective Date"), every five hundred (500) shares of this Corporation's outstanding Common Stock, par value $0.0001 per share (the "Common Stock), issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without action on the part of the record holder thereof be reclassified as and changed into one (1) share of this Corporation's Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests such that a record holder of the Old Common Stock shall receive, in lieu of any fraction of a share of the New Common Stock to which the record holder would otherwise be entitled, one full share, with no shareholder being reversed below 100 shares of New Common Stock which is a whole lot

The Record Date for the above-mentioned stock split will be June 24, 2021, the Effective Date will be June 25, 2021, and the Payment Date will be June 25, 2021 Each record holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates", whether one or more) shall be entitled to receive, upon surrender of such Old Certificates to the Corporation's transfer agent Pacific Stock Transfer Company who will act as escrow agent (the "Escrow Agent") for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.

If any New Certificate is to be issued in the name other than that for which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the exchange agent that such taxes are not payable From and after the Effective Date this amount which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

IN WITNESS WHEREOF, Sports Pouch Beverage Company, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 24th day of May 2021.

SPORTS POUCH BEVERAGE COMPANY, INC.

By: Mary Louise Arvizu

Mary Louise Arvizu, President

By:

Steve Truong, Secretary